Exhibit 5.1

CHERNESKY, HEYMAN & KRESS P.L.L. ATTORNEYS AT LAW

WRITER’S DIRECT DIAL 937/449-2832	10 COURTHOUSE PLAZA SW, SUITE 1100 DAYTON, OHIO 45402 P.O. BOX 3808	WRITER’S E-MAIL srw@chklaw.com
WRITER’S FAX 937/463-4947	DAYTON, OHIO 45401-3808 937/449-2800	WEBSITE www.chklaw.com

May 12, 2005

The Sportsman’s Guide, Inc.
411 Farwell Avenue
South St. Paul, Minnesota 55075

Ladies and Gentlemen:

     We have acted as counsel for The Sportsman’s Guide, Inc., a Minnesota corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 relating to the proposed offering and sale of up to 2,875,000 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), which includes the shares which will be subject to an over-allotment option to be granted to the underwriters by the Company, in accordance with the Underwriting Agreement between the Company and RBC Capital Markets Corporation and Roth Capital Partners, LLC, as representatives of the underwriters to be named therein. A copy of the proposed form of the Underwriting Agreement is filed as an exhibit to the Registration Statement.

     Based upon the foregoing and upon an investigation of such other matters as in our judgment permits us to render an informed opinion, it is our opinion that the Shares, when issued and sold and paid for in accordance with the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of Ohio and we express no opinion as to matters governed by any laws other than the State of Ohio, the federal laws of the United States and the Minnesota Business Corporation Act (based solely upon our review of a standard compilation thereof.)

     We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-3 and to the use of our name under the caption entitled “Legal Matters” in the Prospectus forming a part of such Registration Statement.

Very truly yours,
CHERNESKY, HEYMAN & KRESS P.L.L.